EXHIBIT 4.11

                                 PROMISSORY NOTE

$12,400.97                                                  Date:  April 3, 2001

For value received, the undersigned MariCulture Systems, Inc. (the "Borrower"), at PO Box 968, Lake Stevens, Washington 98258-0968, promises to pay to the order of Elaine Louise Meilahn, (the "Lender"), at 7219 196th Street SW, #C-3,
Lynnwood, Washington 98036-4402, (or at such other place as the Lender may designate in writing) the sum of $12,400.97 with interest calculated separately on the unpaid principal of each individual loan dating from each individual date of inception, at the rate of 12.00% per annum.

The individual loans that have been made to the Borrower are itemized as follows:

         $1,500.00 on 02/12/95.
         $2,765.00 on 11/17/97.
         $2,000.00 on 11/26/97.
         $  660.00 on 02/23/98.
         $2,475.97 on 03/10/98.
         $2,000.00 on 01/04/00.
         $1,000.00 on 01/28/00.

The unpaid principal and accrued interest shall be payable in full on any future date on which the Lender demands repayment (the "Due Date").

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This Note shall be construed in accordance with the laws of the State of Washington.

Signed this   _3rd_   day of   _April_  , _2001_ , at     _Lake Stevens_ , _WA_

Borrower:
MariCulture Systems, Inc.


By: /s/ David E.  Meilahn
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     President